Exhibit 31.3

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO RULE 13A-14(A) AND RULE 15D-14(A)

OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, Jay C. Graham, certify that:

1.              I have reviewed this Quarterly Report on Form 10-Q/A of WildHorse Resource Development Corporation;

2.              Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: May 14, 2018	/s/ Jay C. Graham
Jay C. Graham
Chief Executive Officer
WildHorse Resource Development Corporation